UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 20, 2015
Diamond Resorts International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35967	46-1750895
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-684-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On March 20, 2015, Cloobeck Diamond Parent, LLC (“CDP”), DRP Holdco, LLC (“DRPH”) and Best Amigos Partners, LLC (“BAP” and together with CDP and DRPH, collectively, the “Selling Stockholders”) sold an aggregate of 802,316 shares (the “Shares”) of the common stock, par value $0.01 per share, of Diamond Resorts International, Inc. (the “Company”) to Credit Suisse Securities (USA) LLC (“Credit Suisse”) in connection with an exercise of the Over-Allotment Option (as defined below) pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated March 4, 2015, by and among the Selling Stockholders, the Company and Credit Suisse, as Representative of the Underwriter named in Schedule B thereto. As previously disclosed, the Underwriting Agreement provides Credit Suisse with a 30-day option to purchase up to 1,000,772 shares of the Company’s common stock (including the Shares) from the Selling Stockholders, at the price of $32.99 per share, to cover over-allotments (the “Over-Allotment Option”). The Company will not receive any of the proceeds from the sale of the Shares. As of the date of this report, the Selling Stockholders have sold a total of 7,502,316 shares of the Company’s common stock (including the Shares) pursuant to the Underwriting Agreement.
The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Resorts International, Inc.
March 20, 2015	By: /s/ Jared T. Finkelstein Name: Jared T. Finkelstein Title: Senior Vice President-General Counsel and Secretary